Exhibit 10.4

ASSUMPTION AGREEMENT AND JOINDER

THIS ASSUMPTION AGREEMENT AND JOINDER (“Agreement” or “Joinder #1”) is made, executed and delivered on February 11, 2021 (“Effective Date”), by and among (i) as co- Borrowers, WB PROPCO, LLC (“WB Propco”), WB 638 Siena, LLC (“WB Siena”), and WB 642 St. Cloud, LLC (“WB St. Cloud”), each a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), jointly and severally, and (ii) as Guarantor, WOODBRIDGE WIND DOWN ENTITY, LLC, a Delaware limited liability company (“WWDE” or “Guarantor”), and (iii) as Lender, CITY NATIONAL BANK OF FLORIDA, a national banking association (the “Lender”).

Preliminary Statement

The following provisions form the basis for, and are made a part of, this Agreement:

A.          WB Propco and its Affiliate, WB 141 S. Carolwood, LLC (“WB Carolwood”), as co- Borrowers, and WWDE as Guarantor, and Lender, entered into a Loan and Security Agreement dated as of June 19, 2020 (the “Base Agreement”). Pursuant to the Base Agreement, Lender made a revolving line of credit available to the Borrowers identified therein in an aggregate principal amount of up to $25,000,000; subject to the Loan Availability Amount (the “Loan”). The Borrowers’ joint and several liability for the Loan are further evidenced by the Note and the other Loan Documents. The Loan was secured initially by the Trust Deed encumbering the Carolwood Property and all of the Collateral.

B.           WB Carolwood sold and conveyed the Carolwood Property to a third-party purchaser. In connection therewith, the Carolwood Property has been released as a Trust Property, and WB Carolwood has been released as a co-Borrower pursuant to Section 2.8 (c) of the Base Agreement, and as further evidenced by and provided for in an Agreement and Amendment to Loan and Security Agreement dated December 18, 2020, between WB Propco, WB Carolwood, Guarantor and Lender (“First Amendment”).

C.          With the release of WB Carolwood and the Carolwood Trust Deed, the Loan Availability Amount was limited as provided in the Base Loan Agreement and First Amendment.

D.         As provided in Sections 2.1 (c) and 2.8 of the Base Agreement, and Section 7 of the First Amendment, from time to time during the Advance Period, WP Propco may elect to cause an Additional Borrower (or more than one) to join in and assume the Loan as a new co-Borrower(s), in which case the Additional Property owned by the Additional Borrower will be deemed to be Trust Property upon execution of an Additional Borrower Joinder and a Deed of Trust, whereupon the Loan Availability Amount will be adjusted based on the Allocated Par Loan Value of the Additional Property then constituting a Trust Property.

E.           WB Propco has identified its Affiliates, WB Siena and WB St. Cloud, to join in the Loan as Additional Borrowers. WB Siena owns fee simple title to the real property and improvements located at 638 Siena Way, Los Angeles, California (the “Siena Property”), and WB St. Cloud owns fee simple title to the real property and improvements located at 642 St. Cloud Road, Los Angeles, California (the “St. Cloud Property”). The Siena Property and the St. Cloud Property are each to be encumbered by a Trust Deed and serve as an Additional Property. To effectuate WB Siena’s and WB St. Cloud’s inclusion as Additional Borrowers, and their respective joint and several assumption of the Loan and joinder in and to the Loan Documents as co-Borrowers, the Parties have agreed to enter into this Agreement, which constitutes an Additional Borrower Joinder as defined in Section 2.8 (e) of the Base Agreement.

F.          Based on the adjusted Loan Availability Amount as reflected in Schedule 2.6 of the Base Agreement (as amended and restated in its entirety), Borrowers may request and Lender will make Advances, in accordance with the terms and conditions set forth in Section 2.9 of the Base Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, agree as follows:

1.          Agreement and Amendment. This Joinder No. 1 supplements and is cumulative and in addition to the Base Agreement, as previously amended by the First Amendment, and the other Loan Documents entered into prior to the Effective Date hereof. The provisions of this Joinder No. 1 nevertheless shall govern and control over conflicting or inconsistent provisions in the Base Agreement, as amended by the First Amendment, and in the other Loan Documents as in effect prior to the Effective Date, but except as expressly modified by this Joinder No. 1, all provisions of the Base Agreement (as amended by the First Amendment) and other Loan Documents remain unmodified and in full force and effect. Borrowers (meaning WB Propco, WB Siena and WB St. Cloud) each acknowledge, ratify, reaffirm, confirm, and agree to all of the terms, covenants and conditions of the Base Agreement, as amended by the First Amendment, and all Loan Documents, as amended by this Joinder No. 1.

2.           Defined Terms. Capitalized terms used in this Joinder No. 1 and not otherwise defined or redefined herein shall have the meanings given to them in the Base Agreement, and all such defined terms are deemed incorporated herein by this reference. References to the Loan Agreement and/or any Loan Documents shall be deemed to include the First Amendment and this Joinder No. 1 in addition to the other Loan Documents as in effect prior to the Effective Date.

3.           Loan Estoppel. For purposes of clarification and avoidance of doubt, as of the Effective Date, Borrowers have not borrowed any money under the Loan.

4.            Assumption and Joinder.

(a)          In consideration of the Base Agreement and the Loan, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, WB Siena and WB St. Cloud, each intending to be legally bound, each hereby assumes the full and timely payment and performance of the Loan and primary and continuing full-recourse personal liability as a Borrower, jointly and severally with WB Propco, for all of the Borrowers’ covenants and agreements set forth in the Base Agreement and other Loan Documents and for all Obligations.

(b)         To further evidence and provide for their assumption of and joint and several liability for the Loan and Obligations, on or before the Effective Date, WB Siena and WB St. Cloud each shall have taken and caused to be taken all necessary action under their respective Governing Documents, as appropriate, to approve and ratify this Agreement, the Base Agreement as amended hereby, and the other Loan Documents, and the Borrowers shall execute and deliver to the order of Lender an Amended and Restated Secured Promissory Note evidencing the Loan as amended hereby (“Restated Note”), and other agreements, certificates and financing statements as required by Lender in connection with this Agreement (collectively, together with this Agreement, the “Assumption Documents”). Without limiting the foregoing, the Assumption Documents include a Trust Deed encumbering the Siena Property and the St. Cloud Property (the “Siena Trust Deed” and “St. Cloud Trust Deed”, respectively, each of which is or is to be recorded in the Public Records. The term “Loan Documents” shall include and encompass the Restated Note, the Siena Trust Deed, the St. Cloud Trust Deed, and other Assumption Documents executed and delivered in connection with this Joinder #1.

(c)          WB Siena and WB St. Cloud each agrees to be bound by all of the terms, conditions, provisions, covenants and agreements of or applicable to a Borrower under the Loan Documents. WB Siena and WB St. Cloud each is automatically and for all purposes hereby made and confirmed a co-Borrower, and a Party (as Borrower) to all of the Loan Documents to which Borrowers are parties, bound by all provisions of the Loan Documents applicable to a Borrower as fully as if each were an original signatory to the Base Agreement and other Loan Documents, other than representations, warranties or covenants applicable specifically to WB Carolwood or the Carolwood Property (collectively, “Excluded Carolwood Provisions”).

(d)        WB Siena and WB St. Cloud, severally (i) each represents and confirms that it and its member and manager, and their respective partners, officers, directors and shareholders, each have received and reviewed with counsel of their choice, true, correct and complete copies of this Agreement, the Base Agreement, and the other Loan Documents; (ii) accepts and consents to the terms of this Agreement, the Base Agreement and the other Loan Documents (including as amended hereby) and the transactions provided for herein and therein; (iii) represents, warrants, acknowledges and agrees that it receives and has received material benefit and valuable consideration as a result of the Loan and the transactions provided for under the Loan Documents; and (iv) hereby ratifies, affirms, joins in and adopts the Loan Documents and all of the terms, provisions, agreements, conditions, covenants, waivers and undertakings contained in any of the Loan Documents (as applicable to a Borrower, as amended hereby or by any of the Assumption Documents), but excluding the Excluded Carolwood Provisions.

5.           Additional Properties. To further secure and evidence and confirm the securing of the prompt and complete payment and performance by the Borrowers, jointly and severally, of the Loan and all of the Obligations, for value received: (a) WB Siena assigns, pledges and grants to Lender a continuing first priority Lien in and to the Siena Property, and all rights and interests of WB Siena comprising the Collateral, whether now existing or hereafter acquired; and (b) WB St. Cloud assigns, pledges and grants to Lender a continuing first priority Lien in and to the Siena Property, and all rights and interests of WB Siena comprising the Collateral, whether now existing or hereafter acquired. Each of WB Siena and WB St. Cloud will coordinate with the Title Company and Trust Deed Trustee, and with Lender, to cause the Siena Trust Deed and St. Cloud Trust Deed to be recorded in the Public Records and a Title Policy to be issued in favor of Lender, subject to Permitted Liens approved by Lender prior to the Effective Date. Lender is authorized to file Financing Statements identifying WB Siena and WB St. Cloud as Borrowers in addition to WB Propco, and the Collateral pledged and assigned by each of them.

6.           Release of WB Carolwood. As provided in the First Amendment, WB Carolwood has been fully, finally and irrevocably released of its in personam liability as a Borrower. Notwithstanding such release, WB Propco, WB Siena and WB St. Cloud are and shall remain jointly and severally liable as Borrowers and subject to all covenants, conditions, agreements, undertakings and other Obligations set forth in the Loan Documents, except as relate directly to the Excluded Carolwood Provisions.

7.         Allocated Par Loan Value and Release Prices; Loan Availability Amount.

(a)       In connection with the sale of the Carolwood Property, and WB Siena’s and WB St. Cloud’s assumption of the Loan as Additional Borrowers, and the inclusion of the Siena Property and St. Cloud Property as Additional Properties, Borrowers and Lender, working in good faith, have amended and restated Schedule 2.6 of the Base Agreement to set forth the Allocated Par Loan Values and Release Prices for the Additional Properties as Trust Properties. Such amended and restated Schedule 2. 6 is attached hereto as Exhibit A and is incorporated within and made a part of the Loan Agreement as new Schedule 2.6. Based on the new Schedule 2.6, the Loan Availability Amount as in effect from and after the Effective Date is as reflected in Exhibit B hereto.

(b)        The Parties acknowledge and agree that the Allocated Par Loan Values attributed to the Siena Property and the St. Cloud Property and the resulting Loan Availability Amount have been determined based on a 50% loan to value ratio, taking into account the Appraised Value of the Trust Properties on a combined “as is” basis, and a 35% loan to value ratio, taking into account the estimated Appraised Value of the Trust Properties on a combined “as completed” basis. The definition of Allocated Par Loan Value as set forth in the Base Agreement is amended to reflect the loan to value ratio benchmarks as set forth in this Section 7 (b).

8.           Maturity Date. Section 2.5 of the Base Agreement specifies the Maturity Date as June 19, 2022. Lender and Borrowers (and Guarantor) have now agreed to extend the Maturity Date, and hereby confirm that the Maturity Date is now extended from June 19, 2022 until January 31, 2023. Notwithstanding the stated Maturity Date, as now extended, of January 31, 2023, if Borrowers elect and inform Lender no later than six months before such scheduled date, Borrowers may extend the Maturity Date for one year until January 31, 2024, so long as (a) no Event of Default has occurred and is then continuing, and (b) the Borrowers are then in compliance with the covenants specified in the Loan Agreement in all material respects. In addition, in connection with such extension, Lender, at its election, may obtain (or request the Borrowers obtain) Appraisals (to the extent that the most recent Appraisal on such Trust Property was completed earlier than June 30, 2021) on each Trust Property and pursuant to the results of such Appraisals, if any, Lender and the Borrowers will work together in good faith to amend and restate the Allocated Par Loan Values and Release Prices on Schedule 2.6, if necessary, and adjust the Available Loan Amount, if necessary, as a result, taking into account the loan to value ratios specified in Section 7 (b) above. Section 2.5 of the Base Agreement, and corresponding provisions in any Loan Document, are amended to conform to this Section 8.

9.           Restated Note. As provided in Section 4 (b) above, the Loan as assumed by WB Siena and WB St. Cloud, along with WB Propco, and as otherwise amended, shall be further evidenced by the Restated Note. As used herein or in any Loan Documents, the “Note” shall mean and refer to the (a) Secured Promissory Note dated June 19, 2020 as referenced in Section 2.4 of the Base Agreement (the “Initial Note”), and (b) the Restated Note, as the same may be amended, restated, modified or replaced from time to time. The Initial Note shall be marked “replaced”, shall be superseded and replaced by the Restated Note, and the Initial Note (marked “replaced”) shall be attached to the newly issued Restated Note if and to the extent required by applicable law.

10.       No Novation. The Parties acknowledge, confirm and agree that the Assumption Documents and WB Siena’s and WB St. Cloud’s assumption of the Loan and Obligations, shall in no way adversely affect the Lien, or perfection or priority of Lien, of Lender in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of the Borrowers’ Obligations; it being the intention of the Parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the value given to Borrowers pursuant to the Loan Agreement, or the Borrowers’ joint and several Obligations, or in the continuity of the attachment, priority and perfection in favor of Lender in and to all of the Collateral.

11.         Amendment; Tax. If any documentary stamp taxes are determined to be due and payable in respect of this Agreement or the Restated Note or any Assumption Documents, Borrowers shall be responsible for such payment, together with any penalties or late charges.

12.         Conditions Precedent. Lender’s agreement to enter into and accept this Joinder No. 1 is conditioned on the following:

(a)        Lender shall have received from Borrowers this Agreement, and originals or counterpart originals of the Assumption Documents together with the Title Policy (or marked commitment therefor) relating to the Siena Trust Deed and the St. Cloud Trust Deed.

(b)          The representations and warranties contained in this Agreement, the Base Agreement and in the other Loan Documents, shall be true and correct in all material respects (except with respect to Excluded Carolwood Provisions affected by the sale of the Carolwood Property and release of WB Carolwood as a Borrower), and all covenants and agreements to have been complied with and performed by Borrowers shall have been fully complied with and performed to Lender’s satisfaction. No Event of Default shall exist immediately prior to the closing hereof, or after giving effect to such closing, immediately after the making of any Advance requested in connection with such closing.

(c)        Borrowers shall have delivered to Lender, to the extent not previously delivered, each Borrower’s current Governing Documents, and the other due diligence materials identified by Lender.

(d)        Borrowers agree to pay (i) reasonable legal fees and disbursements incurred by Lender in connection with the preparation, negotiation and closing under this Agreement, and (ii) charges associated with delivery of and recording the Trust Deeds; and (iii) premiums and charges incurred in procuring the Title Policies; and (iv) other reasonable costs or expenses incurred by Lender in consummating the transactions contemplated hereby.

13.         Additional Representations and Warranties. With exception for the Excluded Carolwood Provisions, WB Siena and WB St. Cloud each adopts and affirms as its own the representations and warranties of Borrowers as set forth in the Base Agreement and the other Loan Documents, and the Borrowers collectively hereby reaffirm, restate and incorporate by this reference all of their respective representations, warranties and covenants made in the Base Agreement (including as amended hereby), as if the same were made as of the Amendment Date and with reference to the Base Agreement and Loan Documents as amended hereby. In addition, each Borrower, severally, represents and warrants as follows:

(a)         Borrower is a Delaware limited liability company, duly organized and in current good standing as such under Delaware law, and Borrower is qualified to transact business in the State of California. WWDE is WB Propco’s sole member. WB Propco is the sole member and managing member of WB Siena and WB St. Cloud.

(b)         This Agreement has been duly authorized by the Borrowers, and is the legal, valid and binding Obligation of the Borrowers, jointly and severally, enforceable against each and all of them in accordance with its terms.

(c)         The execution, delivery and performance of this Agreement and the transactions contemplated hereby does not and will not result in any breach of, or constitute a default under, or result in the creation of any Lien, charge or encumbrance upon the Collateral (except in favor of Lender), or pursuant to any provision of law, or any indenture, agreement or instrument to which any Borrower may be bound or affected.

(d)          No Event of Default has occurred and is continuing.

14.       Further Assurances. Borrowers will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as in Lender’s reasonable judgment, exercised in good faith, may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations.

15.       Guarantor Acknowledgment. Guarantor acknowledges and consents to the First Amendment and this Agreement, and to WB Carolwood’s release as a Borrower and WB Siena’s and WB St. Cloud’s joinder as additional Borrowers. By executing and delivering this Agreement, Guarantor reaffirms and incorporates all of its representations, warranties and covenants as set forth in the Base Agreement.

16.         Counterparts; Amendments. This Agreement may be executed in counterparts and by manuscript or electronic signatures. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by facsimile or electronic means such as a PDF transmission by such party to the other party hereto shall be binding on the sending party when such facsimile is sent, and such sending party shall within ten (10) days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative. This Agreement may not be amended except by written instrument signed by the Parties.

17.       Governing Law. The laws of the State of Florida (exclusive of its choice of law principles) shall govern the interpretation and enforcement of this Agreement; provided that (a) California law shall govern to the extent it is required to govern under the substantive laws and choice of law provisions of California as to attachment, perfection, priority and enforcement of Lender’s Liens and rights with respect to the Trust Properties and the Trust Deeds, and with respect to personal property Collateral governed by the California UCC, and Lender’s rights and remedies with respect to such Liens, and (b) Delaware law shall govern to the extent it is required to govern under the substantive laws and choice of law provisions of Delaware as to attachment, perfection, priority and enforcement of Lender’s Liens and rights with respect to personal property Collateral governed by the Delaware UCC, and Lender’s rights and remedies with respect to such Liens.

18.         Severability. If any provision or portion of this Agreement is found by a court of competent jurisdiction to be unenforceable, invalid or illegal, the validity of all other terms of this Agreement shall in no way be affected thereby.

19.         Section Headings; Interpretation. Section headings have been inserted in this Agreement as a matter of convenience of reference only; such headings are not part of the Agreement and shall not be used in the interpretation of this Agreement. The words “herein”, “hereunder”, “hereof” and words of similar import shall refer to this Agreement as a whole and not to any particular paragraphs or sections herein.

20.         Notices. The provisions of Section 8.11 of the Base Agreement are unchanged. Notices to WB Siena and WB St. Cloud will be provided in care of WB Propco at the address and by the means set forth in such Section 8.11.

21.          WAIVER OF JURY TRIAL. BORROWERS, GUARANTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE BASED HEREON OR ARISING OUT OF OR UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR ACTIONS OF ANY OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the Effective Date first above written.

BORROWERS:

WB PROPCO, LLC, a Delaware limited liability company

CITY NATIONAL BANK OF FLORIDA

By:
Name:
Title:

[Signature Page to Assumption Agreement and Joinder]

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:	/s/ DAVID POLLO
Name:	DAVID POLLO
Title:	AVP

(Signature Page to Assumption Agreement and Joinder)

ACKNOWLEDGEMENT GUARANTOR

The undersigned as Guarantor hereby acknowledges and consents to the foregoing Assumption Agreement and Joinder, and agrees that its Guaranty Agreement and agreements under the Base Agreement (as amended) remain in full force and effect:

WOODBRIDGE WIND DOWN ENTITY, LLC,
a Delaware limited liability company

[Signature Page to Assumption Agreement and Joinder]

EXHIBIT A

SCHEDULE 2.6

TRUST PROPERTY	ALLOCATED PAR LOAN VALUE / LOAN AVAILABILITY AMOUNT PER TRUST PROPERTY*	RELEASE PRICE	LOAN AVAILABILITY AMOUNT UPON RELEASE
Siena Property	$9,800,000	$2,250,000	$9,800,000 if 642 St. Cloud is released
St. Cloud Property	$22,750,000	$15,200,000	$22,750,000 if 638 Siena is released

EXHIBIT B

LOAN AVAILABILITY AMOUNT

*The Loan Availability Amount is limited to $25,000,000 in the aggregate notwithstanding the Allocated Par Loan Value for individual Trust Properties or all Trust Properties.